#2ce Putnam International Growth and Income Fund
12/31/05 semiannual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

For the period ended December 31, 2005, Putnam Management has assumed $6,002 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 (000s omitted)

Class A		 5,990
Class B		   658
Class C		   157

72DD2 (000s omitted)

Class M		   113
Class R		     3
Class Y		   252

73A1

Class A	       0.161
Class B		 0.043
Class C		 0.070

73A2

Class M	      0.093
Class R		0.154
Class Y		0.190



74U1 (000s omitted)

Class A		 37,928
Class B		 15,033
Class C		  2,259

74U2 (000s omitted)

Class M		1,216
Class R		   19
Class Y	      1,348

74V1
Class A		$13.46
Class B		 13.27
Class C		 13.38

74V2

Class M		$13.43
Class R		 13.41
Class Y		 13.50




Additional Information about Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of certain costs related to actions involving claims of market timing activity in certain Putnam Funds have been submitted by the investment manager of the Registrant/Series.